Supreme Court of the State of New York
Appellate Division: Second Judicial Department

M133190
E/sl

PETER B. SKELOS, J.P.
RUTH C. BALKIN
JOHN M. LEVENTHAL
PLUMMER E. LOTT, JJ.

2010-08950, 2011-02295, 2011-02298 DECISION & ORDER ON MOTION

Gyrodyne Company of America, Inc., respondent,
v State of New York, appellant.

(Claim No. 112279)

Motion by the appellant for leave to reargue appeals from a judgment of the Court of Claims dated August 17, 2010, an order of the same court dated December 14, 2010, and a money judgment of the same court dated February 9, 2011, which were determined by decision and order of this Court dated November 22, 2011, or, in the alternative, for leave to appeal to the Court of Appeals from the decision and order of this Court.

Upon the papers filed in support of the motion and the papers filed in opposition thereto, it is

ORDERED that the motion is denied, with $100 costs.

SKELOS, J.P., BALKIN, LEVENTHAL and LOTT, JJ., concur.

ENTER:

Aprilanne Agostino
Clerk of the Court

February 17, 2012